Exhibit 99.2

SmartRent Acquires SightPlan, a Leading SaaS Provider of Property Operating Solutions

Strategic acquisition advances SmartRent’s product roadmap and is expected to contribute approximately $10 million of SaaS revenue in 2022

Scottsdale, Ariz., March 24, 2022 – (BUSINESS WIRE) – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart home and smart building automation for residents, property owners, managers, developers and homebuilders, today announced the acquisition of SightPlan, Inc. (“SightPlan”), a leader in multifamily workflow management. The acquisition advances SmartRent’s product roadmap and augments the breadth of cloud-based SaaS solutions for current and prospective customers, creating a comprehensive property and resident management platform.

“We are excited about bringing SightPlan on to the SmartRent platform; the alignment of our open-API solutions creates a powerful combination for real estate operators,” said Lucas Haldeman, CEO of SmartRent. “Our organizations share similar values and have a deep passion for helping people live easier, better lives. Combining our highly complementary product offerings enables us to deliver enhanced experiences for residents, property owners, and managers, and increases our competitive advantage. We know the SightPlan team well and are excited to welcome them to the SmartRent family.”

SightPlan Overview

SightPlan, founded in 2013, is a growing and differentiated vertical SaaS provider. It’s an innovative end-to-end, top-to-bottom real estate operating platform that automates communications, resident engagement, field services and maintenance workflow, inspections, due diligence and audit management for real estate owners and operators. These solutions empower customers to:

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Increase net operating income through improved efficiencies and cost reductions.
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Streamline communication and processes.
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Improve regulatory compliance.
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Maintain and preserve assets onsite at communities.

SightPlan is targeting a large addressable market by providing modern, easy-to-use software to real estate operators and managers. The technology solves common issues and enables customers to get more done with greater efficiency. SightPlan replaces manual processes, time-consuming spreadsheets, point solutions and closed property management systems associated with community and portfolio workflow operations.

SightPlan provides solutions services for more than 160 real estate owners and managers. The company’s offerings are in use at nearly 6,000 properties nationwide, including communities from four of the top five largest owners on the 2021 National Multifamily Housing Council’s (NMHC) Top Owners List, and more than half of those included on the NMHC Top Managers List. Like SmartRent, SightPlan is led by an experienced team of technology and real estate leaders.

Strategic Rationale

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Enhances overall platform offering and customer value proposition – The combination of SightPlan’s and SmartRent’s solutions provides a comprehensive one-stop platform that broadens SmartRent’s support of property operations and furthers the integration of smart technology, enhancing the experience for residents, property owners and managers. Both companies offer an open-API architecture that enables a myriad of third-party partner integrations, resulting in a functionally rich platform that enhances property management workflow efficiencies and empowers teams to get more done, while likewise elevating resident interactions and living experiences.
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History of strong growth and improving financial performance – SightPlan has a demonstrated history of successfully growing its SaaS revenue through both its Land and Expand model and ability to win new customers. It has grown its SaaS revenue at a compound annual growth rate of approximately 60% since 2018. SightPlan has net retention exceeding 100%, proving its ability to expand within its existing customers. This retention is cultivated by SightPlan’s focus on innovation and its proven track-record of developing and implementing product offerings and solutions that continue to meet the evolving needs of the real estate industry.

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Potential to expand served available market (“SAM”), as well as ability to cross-sell between SmartRent and SightPlan Customers – SightPlan’s core market is comprised of multifamily rental communities including conventional, affordable, privatized military and student housing. Its tools are adaptable to real estate verticals including manufactured housing, condominium, HOA, single-family rentals, build-to-rent communities and commercial applications, resulting in additional opportunities for growth. SightPlan’s adaptability across real estate asset classes is aligned with the SmartRent platform’s inherent flexibility, expanding the SAM for the combined-company software platform.

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Attractive Business Model – SightPlan currently offers five standalone monthly SaaS product subscriptions – which can be bundled in three suites – as well as optional add-on capabilities, all designed to align with any customer need:

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The “Operations” suite is comprised of SightPlan’s “Answer,” personalized call automation ensuring no missed calls; “Engage,” resident engagement and interaction experience through a user-friendly resident app and portal, and “Work,” its intuitive property operations solution.
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The “Experience” suite includes the above-mentioned “Answer” and “Engage” solutions.
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The ”Due Diligence” suite offers “Inspect,” an automated property inspection product and “Audit,” an automated community records management product supporting property accounting and compliance functions through the acquisition process.

“We’ve had a strong working relationship with the SmartRent team for years and have a tremendous amount of respect for all they have accomplished as the industry leader in enterprise real estate technology,” said Terry Danner, CEO of SightPlan. “When we looked at the value combining our teams, our innovations, and our strategies would bring to the real estate industry at large, it became a must-do. We are excited for all that we will be able to accomplish as one team.”

“Together, we have an opportunity to increase the positive impact we make in the enterprise real estate technology space,” said Joseph Westlake, Founder and President of SightPlan. “Combining our solutions further enhances our ability to improve the lives of residents, owners, operators, managers, developers and homebuilders.”

Transaction Highlights

SmartRent acquired 100% of the equity interests of SightPlan on March 22, 2022, for approximately $135 million in an all-cash transaction. The SightPlan team will join SmartRent as employees, and SightPlan will continue to run its operations from its Orlando, Florida office.

SightPlan’s customer subscriptions are expected to add approximately $10 million to SmartRent’s SaaS revenue for 2022. Software Equity Group (SEG) served as the exclusive advisor to SightPlan on the transaction.

About SmartRent

Founded in 2017, SmartRent (NYSE: SMRT) is an enterprise smart home and smart building technology platform for property owners, managers, and residents. The SmartRent solution is designed to provide property managers with seamless visibility and control over all their assets while delivering cost savings and additional revenue opportunities through all-in-one home control offerings for residents. For more information, please visit smartrent.com.

About SightPlan

SightPlan provides software solutions to help apartment communities optimize operations while improving resident satisfaction. We believe that Great Teams = Great Communities, so we're empowering leasing, resident service, and maintenance team members with easy-to-use solutions to deliver exceptional service. To learn more about our innovative solutions, visit us at www.sightplan.com.

Forward-Looking Statements

SmartRent cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by SmartRent that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in the Company’s business, including, without limitation: the successful integration of SightPlan into SmartRent, the expectation that SightPlan will add approximately $10 million to SmartRent’s SaaS revenue for 2022; expectations regarding demand for the Company and SightPlan’s software products and related services; unanticipated supply chain impacts; estimations regarding demand for SmartRent and SightPlan’s products and services; and other risks described in the Company's prior press releases and in the Company's filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contact

Evelyn León Infurna – SVP, Investor Relations

Phone: 480-371-2828

Email: investors@smartrent.com

Media Contact

Amanda Chavez – Director, Corporate Communications

Phone: 480-805-9811

Email: media@smartrent.com